                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        AMERICAN HEALTH PROPERTIES, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1998

     The 1998 Annual Meeting of Shareholders of American Health Properties, Inc., a Delaware corporation (the "Company"), will be held at the Peninsula Beverly Hills Hotel, 9882 Little Santa Monica Boulevard, Beverly Hills, California at 1:30 p.m. local time, on May 22, 1998, for the following purposes:

          (1) To elect two Class II directors to a term of three years.

          (2) To approve the appointment of the accounting firm of Arthur Andersen LLP as the Company's auditors and independent public accountants for the fiscal year ending December 31, 1998.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's common stock, $.01 par value (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on April 2, 1998 (the "Record Date") are entitled to notice of and to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"), which has been deposited with ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). The Common Stock and the Psychiatric Group Preferred Stock vote as a single class at the Annual Meeting, with each holder of Common Stock being entitled to one vote per share and each holder of Depositary Shares being entitled to instruct that .6490 of a vote per Depositary Share be cast by the Depositary.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY/INSTRUCTION CARD AS SOON AS POSSIBLE.

     HOLDERS OF COMMON STOCK MAY VOTE BY COMPLETING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME. ANY HOLDER OF COMMON STOCK ENTITLED TO VOTE AND WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

     HOLDERS OF DEPOSITARY SHARES MAY ONLY VOTE BY COMPLETING THE ENCLOSED INSTRUCTION CARD AND RETURNING THE CARD TO THE DEPOSITARY IN THE ENCLOSED ENVELOPE. THE INSTRUCTION CARD MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M. PACIFIC DAYLIGHT TIME ON MAY 21, 1998 BY GIVING NOTICE TO THE DEPOSITARY OR BY FILING A LATER DATED INSTRUCTION CARD WITH THE DEPOSITARY. THE DEPOSITARY WILL VOTE THE PSYCHIATRIC GROUP PREFERRED STOCK REPRESENTED BY THE DEPOSITARY SHARES IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM ANY HOLDER OF DEPOSITARY SHARES, THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING SUCH DEPOSITARY SHARES.

                                        By Order of the Board of Directors,

                                        /s/ STEVEN A. ROSEMAN

                                        Steven A. Roseman
                                        Corporate Secretary
April 16, 1998

                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This proxy statement and the enclosed Proxy/Instruction Card are first being mailed on or about April 21, 1998 to shareholders of the Company, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on May 22, 1998, and any adjournments thereof.

     The total cost of soliciting proxies will be borne by the Company. The Company has engaged the firm of Corporate Investor Communications, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $5,000, plus reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote on the matters presented at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.01 par value Common Stock (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on April 2, 1998 (the "Record Date") are entitled to notice of and to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"). The Psychiatric Group Preferred Stock has been deposited with ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). As the registered holder of the Psychiatric Group Preferred Stock, the Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares at the Annual Meeting pursuant to instructions given to the Depositary by the holders of the Depositary Shares. Holders of Depositary Shares will therefore exercise their vote by instructing the Depositary pursuant to the Instruction Card enclosed with this proxy statement. In the absence of specific instructions from any holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares.

     On the Record Date, there were outstanding 23,965,255 shares of Common Stock as well as 2,083,931 Depositary Shares representing approximately 208,393 shares of Psychiatric Group Preferred Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each full share of Psychiatric Group Preferred Stock is entitled to 6.490 votes on all matters presented at the Annual Meeting; accordingly, each

Depositary Share is entitled to instruct that .6490 of a vote per Depositary Share be cast by the Depositary on all matters presented at the Annual Meeting. The number of votes to which the Psychiatric Group Preferred Stock (and thereby the Depositary Shares) is entitled differs from year to year, but is based on a ratio of the average market price of one share of the Psychiatric Group Preferred Stock to the average market price of one share of Common Stock for the ten trading days preceding the Record Date. There is no cumulative voting. The presence of a majority of the votes represented by the Common Stock and the Psychiatric Group Preferred Stock outstanding and entitled to vote, considered as a single class, is required to constitute a quorum. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of all matters presented at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the vote cast on proposals presented to the shareholders and thus have the same effect as a negative vote, whereas broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.

     A list of the shareholders entitled to vote on the matters presented at the Annual Meeting may be examined at the Company's principal executive offices, which are located at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado, 80111, during the ten-day period preceding the Annual Meeting.

                               VOTING PROCEDURES

PROXY FOR COMMON STOCK

     If the enclosed Proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified. If no specification is made on the Proxy, then the shares shall be voted in accordance with the recommendations of the Board of Directors. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of any other Proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the person named in the accompanying Proxy will vote such Proxy in accordance with his best judgment on such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Proxies that are properly executed and received by 1:30 p.m. Pacific Daylight Time on May 22, 1998 will be voted at the Annual Meeting.

INSTRUCTION CARD FOR DEPOSITARY SHARES

     Holders of Depositary Shares may only vote by completing the enclosed Instruction Card and returning the card to the Depositary. The Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares in accordance with such instructions. In the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares. An Instruction Card may be revoked by a shareholder at any time prior to 5:00 p.m. Pacific Daylight Time on May 21, 1998 by written notice to the Depositary or by filing a later dated Instruction Card with the Depositary. Holders of Depositary Shares cannot vote such shares in person at the Annual Meeting.

     The accompanying Instruction Card will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the Depositary will vote in accordance with its best judgment on such matter. The Depositary will also, if in its judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Instruction Cards that are properly executed and received by the Depositary by 5:00 p.m. Pacific Daylight Time on May 21, 1998 will be utilized by the Depositary to vote the Psychiatric Group Preferred Stock at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     There are currently eight members of the Board of Directors. The members of the Board of Directors are divided into three classes. Class I consists of two directors who are serving a three-year term expiring at the 2000 annual meeting of shareholders. Class II consists of three directors who are serving a three-year term expiring at the Annual Meeting. Class III consists of three directors who are serving a three-year term expiring at the 1999 annual meeting of shareholders. In each case, a director serves for the designated term and until his respective successor is elected and qualified. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

     In April 1998, the Board of Directors elected Peter K. Kompaniez as a Class II Director to fill a vacancy in the Board of Directors. The terms of Messrs. Diener, Kompaniez and Sullivan expire at the Annual Meeting. Mr. Diener has elected not to stand for re-election as a director, and his term as a director will expire at the Annual Meeting. Upon Mr. Diener's departure from the Board of Directors, the Company will decrease the size of the Board of Directors to seven members. The Board of Directors has nominated Peter K. Kompaniez and Joseph P. Sullivan for election as Class II directors. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), Proxies will be voted for the election of such person or persons, if any, as may be designated by the present Board of Directors. Information with respect to each nominee is set forth under the heading entitled "Management -- Directors and Executive Officers."

     Nominations to the Board of the Directors will not be accepted at the Annual Meeting. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF PETER K. KOMPANIEZ
              AND JOSEPH P. SULLIVAN AS DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and titles of the executive officers and current members of the Board of Directors of the Company.

                NAME                                          POSITION
                ----                                          --------
Joseph P. Sullivan...................    Chairman of the Board of Directors of the Company,
                                         President and Chief Executive Officer, Class II
                                         Director
C. Gregory Schonert..................    Senior Vice President and Chief Development Officer
                                         of the Company
Michael J. McGee.....................    Senior Vice President, Chief Financial Officer and
                                         Treasurer of the Company
Steven A. Roseman....................    Senior Vice President, General Counsel and
                                         Secretary of the Company
Thomas T. Schleck....................    Senior Vice President and Chief Investment Officer
                                         of the Company
Royce Diener.........................    Class II Director
James L. Fishel......................    Class I Director
Peter K. Kompaniez...................    Class II Director
Sheldon S. King......................    Class III Director
James D. Harper, Jr..................    Class I Director
John P. Mamana, M.D..................    Class III Director
Louis T. Rosso.......................    Class III Director

     Mr. Sullivan has been the President and Chief Executive Officer of the Company since February 1993 and Chairman of the Board since November 1996. Prior to that, Mr. Sullivan spent 20 years with Goldman, Sachs & Co. where he had overall investment banking responsibility for numerous companies in the health care field. Mr. Sullivan was elected to the UCLA Medical Center Board of Advisors in 1998. He was a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) from September 1994 to September 1997. He has been a director of the Company since February 1993 and is 55 years old.

     Mr. Schonert has been the Senior Vice President and Chief Development Officer of the Company since April 1988. Prior to that, Mr. Schonert had been the Assistant Administrator of Marketing and Planning at St. Joseph's Hospital, Houston, Texas since February 1987. From September 1985 until February 1987, Mr. Schonert was a Manager in the Corporate Development Department of American Medical International, Inc. ("AMI"), an international owner and operator of for-profit hospitals, and is 43 years old.

     Mr. McGee has been the Senior Vice President and Chief Financial Officer of the Company since January 1996, has served as Treasurer of the Company since August 1995 and served as Controller of the Company from November 1989 to February 1998. Mr. McGee was a certified public accountant with Arthur Andersen LLP from May 1977 to November 1989 and is 42 years old.

     Mr. Roseman has been Senior Vice President, General Counsel and Secretary of the Company since July 1997. Prior to that Mr. Roseman had established his own legal practice, and from April 1995 to August 1996 he was Vice President Business Affairs Worldwide Pay Television for Paramount Pictures Corporation. From September 1993 to April 1995 he was with the law firm of Ervin, Cohen & Jessup, Beverly Hills, California and was a partner in that firm's tax and real estate department. Mr. Roseman is 39 years old.

     Mr. Schleck has been the Senior Vice President and Chief Investment Officer of the Company since April 1996. Prior to that, Mr. Schleck was a Managing Director/Partner of Covington Group, LC from July 1994 to April 1996, and from October 1988 to May 1994 he was Chief Financial Officer and Treasurer of EPIC Healthcare Group, Inc. From March 1982 to October 1988, Mr. Schleck was Corporate Vice President/Treasurer of AMI, and prior to that, he held various positions in health care lending with Bank of America NT&SA from June 1970 to March 1982. Mr. Schleck is 50 years old.

     Mr. Diener has been a director of the Company since its organization in 1986. Mr. Diener has elected not to stand for re-election as a director, and his term as a director will expire at the Annual Meeting, at which time he will be appointed as Founding Director Emeritus in recognition of his many years of exemplary service to the Company.

     Mr. Fishel was the Vice President and Chief Credit Officer of General Electric Capital Corporation, the financial arm of General Electric Corporation from 1984 to 1994. Mr. Fishel is a director of Noble Drilling Corporation. Mr. Fishel has been a director of the Company since May 1994 and is 66 years old.

     Mr. Harper is the owner of JDH Realty Co., a real estate sales and development company located in Miami, Florida and has been its President since 1982. Mr. Harper also is the principal partner in AH Development, S.E. and AH HA Investments, S.E., real estate development partnerships in Puerto Rico. He has been a Trustee of the Urban Land Institute and a Trustee of Equity Residential Properties Trust since 1993. Mr. Harper has been a member of the Board of Directors of Burnham Pacific Properties, Inc. and a Trustee of Equity Office Properties Trust since 1997. From 1971 until 1985, he worked for Continental Illinois Corporation, serving as its Executive Vice President in charge of all domestic and international real estate services beginning in 1974. Mr. Harper is 64 years old.

     Mr. King has been the Executive Vice President of Salick Health Care, Inc. since February 1994. He was formerly the President of Cedars-Sinai Medical Center, Los Angeles, California from 1989 to January 1994. Previously, he served as President of Stanford University Hospital from 1986 to 1989. He has been a director of the Company since February 1988 and is 66 years old.

     Mr. Kompaniez was elected as a director of the Company in April 1998 to fill an existing vacancy on the Board of Directors. Mr. Kompaniez has been Vice Chairman and a director of Apartment Investment and Management Company, a real estate investment trust with investments in apartment units since July 1994 and has been its President since July 1997. Since September 1993, Mr. Kompaniez has owned 75% of PDI Realty Enterprises, Inc., and serves as its President and Chief Executive Officer. From 1986 to 1993, he served as President and Chief Executive Officer of Heron Financial Corporation, a United States holding company for Heron International, N.V.'s real estate and related assets. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb where he had extensive real estate and REIT experience. Mr. Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall). Mr. Kompaniez is 52 years old.

     Dr. Mamana is currently President, Chief Executive officer and Chairman of American Health Sciences. Dr. Mamana was the founder of Virginia Medical Associates, P.C., a multi-specialty group medical practice and was its President, Chief Executive Officer and Chairman from 1978 until 1998. Since August 1994, he has been the Chief Executive Officer and Chairman of Gateway Physician Services. L.P., and was the Chief Medical Officer of Health Partners, Inc., a physician practice company jointly funded by Oxford Health Plans and Wellpoint Health Network, from 1994 until January 1998. Dr. Mamana has been a Clinical Associate Professor of Medicine at Georgetown University Medical School since 1987. Dr. Mamana has been a director of Mid Atlantic Medical Services, Inc. since 1997 and is 55 years old.

     Mr. Rosso has been the Chairman of the Board and Chief Executive Officer of Beckman Instruments, Inc., a leading supplier of laboratory systems for life sciences and diagnostics since 1989. He is a member of the Board of Directors of Allergan, Inc. Mr. Rosso has been a director of the Company since May 1994 and is 64 years old.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held 12 meetings during 1997. Except for Mr. Rosso, no director attended fewer than 75% of the meetings of the Board and its committees on which he served.

     The Company's Board of Directors has standing Audit, Finance and Compensation and Board Affairs Committees. The Company's entire Board of Directors acted as the Company's Investment Committee during 1997.

     The Audit Committee, composed exclusively of directors who are not employees of the Company, meets with the Company's independent auditors from time to time during the course of their audit and throughout the year to review audit procedures and receive recommendations and reports from the auditors. The Audit Committee monitors the Company's compliance with federal tax laws and regulations necessary to maintain the Company's status as a real estate investment trust ("REIT"). In addition, this Committee monitors all corporate activities to assure conformity with good practice and government regulations. During 1997, the Audit Committee consisted of Messrs. Rosso (chairman), Diener, Fishel and Mamana. The Audit Committee met one time during 1997.

     The Finance Committee is charged with the responsibility of evaluating the overall financial needs and financial strategy of the Company. There were no meetings of the Finance Committee during 1997. During 1997, this Committee was composed of Messrs. Fishel (chairman), King, Diener, Harper and Sullivan.

     During 1997, the members of the Compensation and Board Affairs Committee were Messrs. King (chairman), Harper, Mamana and Rosso. This Committee is responsible for reviewing and recommending to the full Board compensation of officers and directors, management's nominees for officers of the Company and the terms of employment agreements to assure continuity of a well-qualified management team. The Compensation and Board Affairs Committee is also responsible for corporate governance, Board governance and policies, nominations to the Board of Directors and Board Committee structure and membership. This Committee met two times during 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     The Company's directors and executive officers and persons who are beneficial owners of more than 10% of the Common Stock or the Depositary Shares ("10% beneficial owners") are required to file reports of their holdings and transactions in Common Stock and the Depositary Shares with the Securities and Exchange Commission (the "Commission") and to furnish the Company with such reports. Based solely upon its review of the copies of such reports the Company has received or upon written representations it has obtained from certain of these persons, the Company believes that, as of February 17, 1998, all of the Company's directors, executive officers and 10% beneficial owners had complied with all applicable Section 16(a) filing requirements.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 16, 1998, the shares of Common Stock and Depositary Shares beneficially owned (including shares subject to options exercisable within 60 days of such date) by each Director and Named Executive Officer, and all such persons as a group. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock and Depositary Shares. Except as noted, the beneficial holdings of each person listed below represent less than 1% of the outstanding shares of Common Stock and Depositary Shares.

                                                         COMMON STOCK                          DEPOSITARY SHARES
                                            --------------------------------------   --------------------------------------
                                                          OPTIONS        TOTAL                     OPTIONS        TOTAL
                                             SHARES     EXERCISABLE      SHARES       SHARES     EXERCISABLE      SHARES
                 NAME OF                      HELD       WITHIN 60    BENEFICIALLY     HELD       WITHIN 60    BENEFICIALLY
             BENEFICIAL OWNER               OF RECORD     DAYS(1)        OWNED       OF RECORD     DAYS(1)        OWNED
             ----------------               ---------   -----------   ------------   ---------   -----------   ------------
Royce Diener(2)...........................    4,500        60,000        64,500          750         7,000         7,750
James L. Fishel...........................      500        45,000        45,500            0         3,000         3,000
James D. Harper, Jr.......................      500        10,000        10,500            0             0             0
Sheldon S. King(3)........................    2,110        85,000        87,110          100         7,000         7,100
Peter K. Kompaniez(4).....................      700             0           700            0             0             0
Michael J. McGee..........................   13,500        61,692        75,192        1,271         4,553         5,824
John P. Mamana, M.D.......................    2,000        10,000        12,000            0             0             0
Steven A. Roseman.........................        0         5,224         5,224            0             0             0
Louis T. Rosso............................    1,000        45,000        46,000            0         3,000         3,000
Thomas T. Schleck.........................        0        32,326        32,326            0             0             0
C. Gregory Schonert.......................   12,294        73,648        85,942        1,228         6,931         8,159
Joseph P. Sullivan........................   31,000       235,683       266,683(5)     2,909        17,210        20,119
All Directors and Executive Officers as a
  Group (12 persons)(6)...................   68,104       663,573       731,677        6,258        48,694        54,952

---------------

(1) Excludes shares issuable upon exercise of related dividend equivalent rights.

(2) Mr. Diener disclaims beneficial ownership of 300 Depositary Shares that are owned by his wife.

(3) Beneficial ownership includes shares issuable to Mr. King in lieu of director fees.

(4) Pursuant to the Company's Nonqualified Stock Option Plan for Nonemployee Directors, an option to purchase 20,000 shares of Common Stock will be granted to Mr. Kompaniez on May 1, 1998.

(5) Represents 1.1% of the outstanding shares of Common Stock on April 16, 1998.

(6) Total beneficially owned represents approximately 3.0% of the outstanding shares of Common Stock and approximately 2.6% of the outstanding Depositary Shares.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid or earned for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995, to or by the Company's Chief Executive Officer and the four other executive officers of the Company (collectively, the "Named Executive Officers"):

                                                                    LONG-TERM COMPENSATION
                                                                   -------------------------
                                                                                  NUMBER OF
                                            ANNUAL COMPENSATION    RESTRICTED     SECURITIES
                                            -------------------      STOCK        UNDERLYING      ALL OTHER
        NAME AND POSITION                    SALARY     BONUS      AWARDS(1)      OPTIONS(2)   COMPENSATION(3)
        -----------------                   --------   --------    ----------     ----------   ---------------
Joseph P. Sullivan                  1997    $513,300   $473,700     $      0        40,792         $61,100
  President and Chief               1996     492,600    446,000       89,400        43,191          46,400
  Executive Officer                 1995     477,000    384,700      143,100        53,193          68,400
C. Gregory Schonert                 1997     179,600    120,000            0        10,693          32,800
  Senior Vice President and         1996     174,600     89,800            0        11,492          33,900
  Chief Development Officer         1995     167,200    100,000       27,100        13,509          34,000
Michael J. McGee                    1997     178,800    120,000            0        10,693          30,600
  Senior Vice President,            1996     163,200    110,000            0        10,820          30,500
  Chief Financial Officer           1995     142,900     85,500       25,100(4)     10,258(4)       30,600
  and Treasurer
Thomas T. Schleck(5)                1997     207,300    110,000            0        12,356          36,100
  Senior Vice President and         1996     142,200     74,000            0        26,148         126,900
  Chief Investment Officer
Steven A. Roseman(6)                1997      84,900     55,000            0        10,448          44,000
  Senior Vice President,
  General Counsel
  and Secretary

---------------

(1) The dollar amount of restricted stock awards is based on the fair market price of the Company's Common Stock on the date of grant. Such prices for 1995 and 1996 were $20.625 and $22.875. On July 25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary Share representing a one-tenth interest in one share of Psychiatric Group Preferred Stock (the "Distribution"). Each holder of restricted Common Stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution." Restricted stock awards for 1995 and 1996 vest ratably over two years. Dividends are paid on the restricted shares at the same rate as all other shares of Common Stock or Depositary Shares, as the case may be.

     The table below shows the aggregate shares of restricted stock that were held and remain restricted at December 31, 1997, the value of such shares on December 31, 1997 and the number of shares granted in 1995, 1996 and 1997.

                                 AGGREGATE           VALUE OF
                                 RESTRICTED         AGGREGATE             GRANTS
                                 STOCK HELD         RESTRICTED    -----------------------
                            AT DECEMBER 31, 1997      STOCK       1995     1996     1997
                            --------------------    ----------    -----    -----    -----
   Joseph P. Sullivan
     Common Stock                      0             $     0      6,938    3,910        0
     Depositary Shares                 0                   0
   C. Gregory Schonert
     Common Stock                      0                   0      1,313        0        0
     Depositary Shares                 0                   0
   Michael J. McGee(4)
     Common Stock                  1,372(7)           37,800(7)   1,219        0        0
     Depositary Shares               137(7)            2,000(7)
   Thomas T. Schleck(5)
     Common Stock                      0                   0          0        0        0
     Depositary Shares                 0                   0
   Steven A. Roseman(6)
     Common Stock                      0                   0          0        0        0
     Depositary Shares                 0                   0

(2) Amounts included represent options to purchase Common Stock on the date of grant. Grants shown for 1995 have not been adjusted for the Distribution. Stock options vest ratably over two years and are coupled with dividend equivalent rights.

(3) Includes amounts paid for 1997 under the Company's Money Purchase Retirement Plan and Executive Medical and Financial Planning Reimbursement Plan, and for life insurance policies, auto allowances and relocation expenses as follows:

                                           MEDICAL AND
                                            FINANCIAL      LIFE         AUTO      RELOCATION
                              RETIREMENT    PLANNING     INSURANCE   ALLOWANCES    EXPENSES
                              ----------   -----------   ---------   ----------   ----------
   Joseph P. Sullivan          $30,000       $14,400      $5,900      $10,800      $     0
   C. Gregory Schonert          30,000         1,600       1,200            0            0
   Michael J. McGee             30,000             0         600            0            0
   Thomas T. Schleck            30,000         2,800       3,300            0            0
   Steven A. Roseman            20,500             0           0            0       23,500

(4) Pursuant to an election made by Mr. McGee, in lieu of $28,300 of the amount of his 1994 bonus, in 1995 he received 1,372 shares of restricted stock and options to purchase 1,372 shares of Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded. Such restricted stock and options were included as bonus in 1994 and not as a grant of restricted stock or options in 1995.

(5) Mr. Schleck commenced employment with the Company in April 1996.

(6) Mr. Roseman commenced employment with the Company in July 1997.

(7) Includes restricted stock received by Mr. McGee, at his election, in lieu of a portion of Mr. McGee's 1994 bonus, as set forth in Note 4 above.

OPTION GRANTS IN 1997

     The following table sets forth certain information concerning individual grants of options to purchase Common Stock made to each of the Named Executive Officers during the year ended December 31, 1997:

                        NUMBER OF     PERCENTAGE OF
                       SECURITIES      TOTAL STOCK      AVERAGE
                       UNDERLYING        OPTIONS       EXERCISE
                         OPTIONS       GRANTED TO        PRICE      EXPIRATION    PRESENT VALUE ON
        NAME           GRANTED(1)       EMPLOYEES      ($/SH)(1)       DATE       DATE OF GRANT(2)
        ----           -----------    -------------    ---------    ----------    ----------------
Joseph P. Sullivan       40,792           48.00%        $ 25.25      01/24/07         $79,300
C. Gregory Schonert      10,693           12.58%          25.25      01/24/07          20,800
Michael J. McGee         10,693           12.58%          25.25      01/24/07          20,800
Thomas T. Schleck        12,356           14.54%          25.25      01/24/07          24,000
Steven A. Roseman        10,448           12.30%         25.125      07/07/07          18,900

---------------

(1) Stock options were granted in tandem with dividend equivalent rights ("DERs") at the fair market price of the Company's Common Stock on the date of grant. All stock options granted in 1997 were options to purchase Common Stock. At December 31, 1997, the number of DER shares relating to options for Common Stock granted in 1997 held by the Named Executive Officers were as follows: Mr. Sullivan: 3,557; Mr. Schonert: 932; Mr. McGee: 932; Mr.
    Schleck: 1,078; and Mr. Roseman: 437. The dollar value of all such DER shares at December 31, 1997, based on the closing price of the Common Stock on December 31, 1997, was $191,200.

(2) Estimated present values as of the dates of grant are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the stock's volatility and dividend rate, the term of the option, and interest rates. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The expected volatility of the Common Stock used in valuing the options is 15%, and is based on the historical volatility of the Common Stock. The future dividend yield assumed in valuing the options is 7.5%. The options are valued assuming they have an expected life of 8 years. The weighted average risk-free rate of return used in valuing the options is 6.59%. This weighted average risk-free rate of return was determined based upon the quoted yields for U.S. Treasury Strips (principal only securities) with a term equivalent to the expected life of the options at the approximate date the options were granted. Estimated present values do not include DERs.

AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1997 and the value of stock options held as of December 31, 1997 by each of the Named Executive Officers:

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 1997           DECEMBER 31, 1997(2)
                              ACQUIRED        VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Joseph P. Sullivan(3)
  Common Stock                      0        $     0       193,692        62,387       $3,197,300      $406,700
  Depositary Shares                 0              0        17,210             0           62,500             0
C. Gregory Schonert
  Common Stock                      0              0        62,555        16,439          688,200       107,400
  Depositary Shares                 0              0         6,931             0            9,200             0
Michael J. McGee(3)
  Common Stock                      0              0        49,563        17,475          539,200       128,300
  Depositary Shares                 0              0         4,416           137            7,000           700
Thomas T. Schleck
  Common Stock                      0              0        13,074        25,430          140,100       198,400
  Depositary Shares                 0              0             0             0                0             0
Steven A. Roseman
  Common Stock                      0              0             0        10,448                0        37,500
  Depositary Shares                 0              0             0             0                0             0

---------------

(1) Value realized at exercise is the difference between the sales price of the underlying shares less the exercise price per share of Common Stock, multiplied by the number of shares acquired upon exercise.

(2) Calculated based on the closing prices of the Common Stock and the Depositary Shares at December 31, 1997 multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares and considering accumulated tandem DER shares.

(3) Includes options received by Messrs. Sullivan (5,807) and McGee (1,372), at their election, in lieu of a portion of their 1993 and 1994 bonuses, respectively.

EMPLOYMENT AGREEMENTS

     Joseph P. Sullivan is entitled to receive minimum compensation under a three-year employment agreement with the Company at a rate of $532,500 per annum in 1998. Messrs. Schonert, McGee, Schleck and Roseman are entitled to receive minimum compensation under two-year employment agreements with the Company at the rate of $200,000, $200,000, $218,000 and $190,000 per annum in 1998, respectively. If the employment of Mr. Sullivan is terminated by reason of a "change of control" (as defined in his employment agreement), he will be entitled to receive a payment equal to three times his average salary plus bonus for the three most recent years. If the employment of either Messrs. Schonert, McGee, Schleck or Roseman is terminated by reason of a "change of control" (as defined in their employment agreements), he will be entitled to receive a payment equal to two times his average salary plus bonus for the two most recent years.

INCENTIVE BONUS PLAN

     The Company's incentive bonus plan for fiscal 1997 covered a total of 14 employees, including executive officers. The incentive program is designed to reward the Company's employees based upon the Company's attaining or surpassing goals for annual Core Group funds from operations per share and other operating and strategic goals. Actual incentive bonus awards granted are determined by a "base" award schedule specified by the Compensation and Board Affairs Committee of the Board of Directors and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Core Group's actual funds from operations per share versus the goals set at the start of the year, (b) growth in the current year's Core Group funds from operations per share, and (c) a judgmental review by the Committee of the Company's operational and strategic performance.

STOCK INCENTIVE PLANS

     The Company's Board of Directors and shareholders have approved the 1988 Stock Option Plan (the "1988 Plan"), the 1990 Stock Incentive Plan (the "1990 Plan") and the 1994 Stock Incentive Plan (the "1994 Plan") (collectively, the "Plans"). A total of (i) 450,000 shares of Common Stock have been reserved for issuance under the 1988 Plan, (ii) 750,000 shares of Common Stock have been reserved for issuance under the 1990 Plan, and (iii) 1,000,000 shares of Common Stock have been reserved for issuance under the 1994 Plan. Each of the Plans provides for the granting of stock options, shares of restricted stock and stock appreciation rights to key employees, and the 1994 Plan also provides for the granting of deferred shares, performance shares and performance units to key employees. The number of shares covered by the Plans and outstanding awards are subject to an adjustment in the case of changes in the Company's capital structure, business combinations, reorganizations and similar events. In July 1995, the Company adjusted then outstanding awards under the Plans to reflect the Distribution, which resulted in the Company's issuance pursuant to the Plans of a limited number of restricted Depositary Shares and options to purchase Depositary Shares (together with DERs). The Company does not intend to award any additional restricted Depositary Shares or options to purchase Depositary Shares, but may issue additional Depositary Shares in connection with existing dividend equivalent rights with respect to options to purchase Depositary Shares. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution."

     Stock options and deferred shares may be granted in tandem with DERs. Holders of restricted stock are entitled immediately to voting, dividend and other ownership rights in the shares, but are subject to restrictions based upon, among other things, continued service with the Company or the achievement of specified performance objectives ("Management Objectives"). Stock appreciation rights may either be related to specific stock options or may be granted independent of any stock options. An award of deferred shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the period of deferral. During the deferral period, the participant has no right to transfer any rights covered by the deferred share award and no right to vote the shares covered by the award. Performance shares and performance units may be granted, the payment of which is conditioned on the achievement by the participant of one or more Management Objectives within a specified period. If by the end of the performance period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units.

     Options granted under the Plans may be either incentive stock options within the meaning of Section 422A of the Internal Revenue Code (the "Code") or nonstatutory options. The exercise price of incentive stock options granted under the Plans must not be less than the fair market value of the Common Stock on the date of grant and the maximum term of each option may not be longer than 10 years. In the case of incentive stock options, the aggregate fair market value of optioned shares (determined at the time of the grant) becoming exercisable by any optionee in any calendar year may not exceed $100,000.

     The number of outstanding options to purchase Common Stock and Depositary Shares and the number of shares of restricted stock held by employees of the Company as of December 31, 1997 are set forth above in "Aggregated Option Exercises in 1997 and Option Values at December 31, 1997" and in the Notes to the "Summary Compensation Table," respectively. As of December 31, 1997, no stock appreciation rights, deferred shares, performance shares or performance units had been granted pursuant to the Plans.

     The Plans presently are administered by the Board of Directors and the Compensation and Board Affairs Committee. The Compensation and Board Affairs Committee selects the employees to whom awards will be granted and recommends the type and amount of each award, subject to the terms of the Plans.

MONEY PURCHASE RETIREMENT PLAN

     The Company has a Money Purchase Retirement Plan (the "Money Purchase Plan") pursuant to which it provides retirement benefits for all of its employees. The Company is required to make an annual contribution pursuant to the Money Purchase Plan on behalf of its employees, subject to a maximum contribution for each participant not to exceed the lesser of $30,000 or 25% of the participant's annual compensation. A participant's interest in contributions made to the Money Purchase Plan for his account become 100% vested after one year of service with the Company. Benefits are payable to participants upon their retirement, termination or death. The Company is required to fund annual contributions pursuant to the direction of participants into various investment funds managed by a brokerage firm. The Company plans to adopt a senior executive retirement plan that will provide retirement benefits to the Company's chief executive officer that will not be subject to the maximum contribution limitations of the Money Purchase Retirement Plan.

MEDICAL EXPENSE AND FINANCIAL PLANNING REIMBURSEMENT PLAN

     The Company has a medical expense and financial planning reimbursement plan for executive officers. Participants in this plan are entitled to reimbursement for (i) certain medical, dental and vision expenses incurred by them and their dependents to the extent such expenses are not covered by other health care plans and insurance policies maintained by them or by the Company and (ii) certain financial, tax and estate planning expenses incurred by them. The maximum amount of such expenses for any one year that may be reimbursed is $10,000 for each participant.

DIRECTOR COMPENSATION AND DIRECTOR STOCK OPTION PLANS

     Cash Compensation. Outside directors of the Company (other than outside directors who may serve as the Chairman) receive a retainer fee for their Board work in the amount of $24,000 per year. An outside director who serves as the Chairman of the Board receives a retainer fee for his Board work in the amount of $48,000 per year. Outside directors receive an additional $1,000 payment for each in-person meeting attended of any Committee on which they serve (except for the Chairman of the Committee, who receives $1,500 for each Committee in-person meeting attended). Outside directors receive an additional $500 payment for their participation in each telephonic meeting of the Board or a Committee that exceeds one-half hour.

     Stock Option Plans for Nonemployee Directors. Outside directors who were directors of the Company on the date the 1988 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1988 Plan. In addition, outside directors who were directors of the Company on the date the 1990 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1990 Plan. Furthermore, pursuant to either the 1990 Plan or the Company's Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors Option Plan"), which was approved by the shareholders of the Company on May 11, 1994, an option for 20,000 shares of Common Stock will be granted to a new nonemployee director upon his election to the Board, and an option for 10,000 shares of Common Stock will be granted to each incumbent nonemployee director on each January 31 during the period such person continues to serve as a nonemployee director. A total of 400,000 shares of Common Stock have been reserved for issuance under the Directors Option Plan.

     The exercise price of the options granted under the 1988 Plan and the 1990 Plan must not be less than the fair market value of the Common Stock on the date of grant. The exercise price of the options granted under the Directors Option Plan is equal to the average of the closing price of the Common Stock on the NYSE for the five trading days commencing on February 15 (or the first trading day thereafter if such date is not a trading day) of the year in which the grant is made. The maximum term of each option granted under the 1988 Plan, the 1990 Plan and the Directors Option Plan may not be longer than 10 years.

     Under the terms of the Directors Option Plan, a nonemployee director may elect to have his or her director's fees credited to an account in Units (an accounting unit equal in value to one share of Common Stock). Deferred fees payable in Units will be credited to a nonemployee director's account at the end of each fiscal quarter on the basis of the average of the closing prices of the Common Stock on the NYSE on the last trading day of each calendar month during the quarter. After the end of the third fiscal year after each fiscal year in which any deferred fees have been credited to a nonemployee director's account, unless such nonemployee director shall have elected to have his or her entire deferred amount distributed upon termination of services as a director, the Company shall deliver to such nonemployee director that number of full shares of Common Stock that is equal to the number of Units credited to such nonemployee director's account with respect to such fiscal year, including the dividend equivalents allocable to such Units. Upon the termination of service of the nonemployee director as a director of the Company for any reason, the Company shall pay the nonemployee director or his or her beneficiary, as the case may be, the balance of his or her account in full shares of Common Stock in one lump sum. One nonemployee director elected to have all or a portion of his director's fees credited to his account pursuant to the Directors Option Plan in 1997 and 1998.

     Directors Retirement Plan. The Retirement Plan for Outside Directors (the "Director Retirement Plan") provides that nonemployee directors elected to the Board prior to January 1997 are eligible for a retirement benefit if they retire from the Board with at least five years of service. An eligible retiring director will receive an annual benefit for a number of years equal to his years of service on the Board up to a maximum of 10 years. The annual benefit is equal to the annual base director fee in effect as of the date of a director's retirement. All benefit payments terminate upon the death of a director. The Director Retirement Plan is unfunded.

     Directors Deferred Compensation Plan. The Company has a Directors Deferred Compensation Plan that allows a member of the Board of Directors to defer the payment of compensation payable by reason of that person's capacity as a director. Pursuant to the Plan a director may elect to defer payment of between 50% to 100% of such compensation in any calendar year. Any compensation that is deferred shall be paid in accordance with the election by the director, together with accrued interest at a rate equal to the prime rate used by Wells Fargo Bank, N.A. No director deferred any compensation pursuant to this plan in 1997.

ADJUSTMENTS TO STOCK AND OPTION AWARDS TO REFLECT THE DISTRIBUTION

     In July 1995, the Company sought to separate the economic attributes of its core portfolio of investments and its portfolio of psychiatric hospital investments into two distinct portfolios, with two distinct classes of publicly traded shares intended to represent those portfolios. On July 25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary Share representing a one-tenth interest in the Psychiatric Group Preferred Stock. Each holder of restricted stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. Restrictions on Depositary Shares distributed to holders of restricted Common Stock lapse on the same terms as the restrictions on the Common Stock held by such persons.

     In connection with the Distribution and the anti-dilution provisions of the Plans, the Company has adjusted each stock option outstanding at the date of the Distribution to reflect the issuance of the Depositary Shares. Each option and the accumulated tandem DER shares outstanding on July 25, 1995 was converted into two awards: one for the same number of shares of Common Stock and the other for one-tenth of that number of Depositary Shares, separately exercisable at prices based on the former exercise price apportioned on the basis of the fair market value of the Common Stock and the Depositary Shares on July 25, 1995.

                COMPENSATION AND BOARD AFFAIRS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Board Affairs Committee of the Board of Directors, which is composed entirely of nonemployee directors. None of these nonemployee directors has any interlocking or other relationship with the Company that would call into question his independence as a member of the Compensation and Board Affairs Committee.

     The Compensation and Board Affairs Committee retained the services of Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consulting firm, to assist the Committee in the development and ongoing implementation of the Company's compensation program. Based largely on the information provided by Frederic W. Cook & Co., Inc., which included a survey of other REITs in the health care industry, the Committee believes that the Company's compensation program is within the intermediate range for comparable companies and supports the Company's business objectives and compensation philosophy.

COMPENSATION PHILOSOPHY

     The Compensation and Board Affairs Committee believes that the primary focus of the Company's compensation program should be related to creating value for shareholders. The Committee also believes that the compensation program should be designed to retain key executives as employees and to encourage them to accumulate ownership of the Company's stock. In structuring the compensation program, the Committee has designed the program to balance short and long-term incentive compensation to achieve desired results and, above all, to pay for performance. In arriving at its conclusions as to total appropriate compensation for a particular year, the Committee takes into account management's accomplishments that may impact short-term performance but that are expected to enhance long-term total return. Other comparably sized REITs in health care and related areas are used for competitive comparisons including certain of those covered by the NAREIT Equity REIT Index in the graph shown on page 21.

COMPENSATION MIX

     The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

     Base Salary. Salaries for executives are targeted at the competitive median and are reviewed by the Compensation and Board Affairs Committee on an annual basis and may be adjusted based upon an assessment of the individual's contribution to the asset and financial growth of the Company, competitive pay levels, the executive's demonstrated ability to work as a member of the management team and increases in the cost of living.

     Annual Cash Incentive Awards. Annual cash bonus incentive awards are based on the performance of the Company. The Committee believes that annual financial, operational and strategic goals should be set for the organization and that executive officers should receive incentive compensation when these goals are met or exceeded. Conversely, the Company believes that there should be risk when the goals are not met.

     Awards granted are determined by a performance schedule specified by the Committee and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the

Company's Core Group funds from operations per share versus the goals set at the start of the year, (b) growth in the fiscal year's Core Group funds from operations per share and (c) a judgmental review by the Committee of the Company's overall operational and strategic performance.

     For 1997, executive officers of the Company received cash bonuses ranging from 71% to 89% of their maximum potential awards under the performance schedule adopted by the Committee at the beginning of 1997. The Committee noted that the Company achieved or exceeded each of its operational, financial and strategic objectives for the year. These objectives included reducing the Company's cost of capital, expanding the Company's access to debt and equity capital, increasing the Company's liquidity, further diversifying the Company's investment portfolio, continuing the careful monitoring of the Company's psychiatric facilities and otherwise strengthening Company operations.

     The Company reduced its cost of capital by approximately two percent. This reduction was accomplished by (a) replacing $152 million of 11.03% private placement debt with new public debt (the Company's first public debt issuance) having an average effective interest rate of 7.56%, (b) replacing its former $150 million bank line with a new, three-year $250 million bank line having pricing and terms more favorable to the Company and (c) issuing $100 million of perpetual preferred stock (a new addition to the Company's capital structure).

     The foregoing transactions also greatly increased the Company's liquidity, thereby allowing the Company to respond quickly to investment opportunities. The Company developed and implemented a systematic process for evaluation and investment in multi-tenant and other medical office/physician clinic facilities, which resulted in acquisition by the Company of more than $100 million of such assets during 1997. To take advantage of these enhanced opportunities for investment, the Company added real estate and legal expertise to management and the Board. The acquisition trend continued in the first quarter of 1998.

     The Company increased the diversity of its tenants with the acquisition of multi-tenant medical office facilities including Northpark Professional Building in North Miami Beach, Florida and Park Plaza Professional Building in Houston, Texas during 1997 and Morristown Professional Plaza in Morristown, New Jersey and Woodlake Medical Center in West Hills, California in early 1998. Further portfolio diversification was also accomplished with investments in single-tenant medical office buildings master-leased to tenants such as Columbia/HCA Healthcare Corporation and to major physician provider groups managed by national physician practice management companies such as PhyCor, Inc.

     The Company also continued its historical role in financing single tenant facilities operated by quality health care operators. The Company continued investing in Alzheimer's care, long-term acute care hospital (LTAC) and other long-term health care facilities.

     The Committee also considered that total return for the Company's Core Group shareholders, assuming reinvestment of all dividends, was approximately 25% in 1997 and more than 50% over the past two years. Total return in 1997 for the Psychiatric Group shareholders, assuming reinvestment of all dividends, was approximately 10.5% and more than 40% over the past two years.

     Long-Term Incentives. The Compensation and Board Affairs Committee administers the Company's employee stock incentive plans. Pursuant to these plans, stock options were awarded in 1997 in order to retain and motivate executives to improve long-term shareholder value.

     Options to purchase Common Stock are granted with an exercise price equal to the fair market value of the Common Stock at the time of grant. Stock option awards vest in equal annual installments over a two-year period. The Committee recognizes that, because the Company must distribute at least 95% of its income in the form of dividends in order to qualify as a REIT, over the long-run the share price of the Common Stock may be sensitive to market interest rates and other factors that are beyond management's control. Furthermore, much of the value created for shareholders over time may be in the form of dividends. These factors make traditional stock options, which reward only for price appreciation, ill-suited for executive incentive compensation purposes for Company officers. For this reason, the Committee continues to couple stock option awards with dividend equivalent rights. By adding dividend equivalent rights to stock options, the options become a reward for total shareholder return instead of for stock price growth alone. Depending upon individual performance and contribution, award levels for annual stock option grants are intended to approximate the median of long-term incentive compensation for comparable companies, taking into account the value of the corresponding dividend equivalent rights.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee will continue to review the effects of its compensation programs with regard to Section 162(m). The Committee will also evaluate alternatives to ensure executive compensation is reasonable, performance-based and consistent with the Committee's overall compensation objectives. The Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible. No action has been taken by the Committee to date to exempt annual bonuses from the Section 162(m) deduction limits because the Committee believes that such action would not have a material economic impact on the Company while potentially decreasing the Company's flexibility to administer its compensation program in the best interest of its shareholders.

CHIEF EXECUTIVE COMPENSATION

     The Company has entered into an employment agreement with Joseph P. Sullivan, Chairman, President and Chief Executive Officer of the Company, which runs for a term of three years and which is automatically extended for an additional year on the last day of January of each year unless earlier terminated pursuant to the terms of the agreement. The agreement provided for a base salary of $515,000 for 1997. Mr. Sullivan is not guaranteed any minimum bonus award or stock option grant. Mr. Sullivan's salary for 1998 was increased from its previous level by 3.4% to $532,500.

     The Committee and the full Board believe that the amount and terms of Mr. Sullivan's compensation are consistent with general compensation levels within the industry and are appropriate in view of the Company's accomplishments in 1997. These accomplishments include: raising approximately $600 million of new funding for the Company; establishing a financial strategy enabling the Company to reduce its cost of capital significantly while maintaining investment grade debt ratings from Moody's, Standard & Poor's and Duff & Phelps; strengthening operations and realigning management responsibilities by the addition of a new General

Counsel and, early in 1998 a new portfolio management officer; successfully performing the role of Chairman of the Board; expanding the Company's investment activities into multi-tenant medical office/physician clinic facilities; and remaining active on the Board of Governors of NAREIT. For 1997, Mr. Sullivan received a cash bonus of $473,700, or 86% of the maximum potential award under the performance schedule adopted by the Committee at the beginning of 1997. In January 1998, he received 37,616 stock options with dividend equivalent rights, which, based on data presented to the Committee by the outside consultants, represents approximately the median grant value as compared to similar organizations.

     The Committee remains committed to establishing and maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of the shareholders and that offers competitive opportunities in the executive marketplace. As such, the Committee periodically reviews the compensation program in order to make such changes as it considers necessary to achieve such objectives.

SHELDON S. KING    LOUIS T. ROSSO    JAMES D. HARPER, JR.   JOHN P. MAMANA, M.D.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares, on a quarterly basis and at July 25, 1995, the cumulative total return of the Company, the S&P 500 Index and the NAREIT Equity REIT Index from December 31, 1992 to December 31, 1997 assuming an initial investment of $100. Total return assumes quarterly reinvestment of dividends before consideration of income taxes. The cumulative total return represented by the "AHP Composite" data reflects the cumulative total return on the Common Stock for periods prior to July 25, 1995, and for periods on and after July 25, 1995, the sum of the cumulative total return on the Common Stock and the cumulative total return on the Depositary Shares.

                        AMERICAN HEALTH PROPERTIES, INC.
                               STOCK PERFORMANCE
                   (FIVE-YEAR PERIOD ENDED DECEMBER 31, 1997)

 MEASUREMENT PERIOD                                                                                  AHP
    (FISCAL YEAR             AHP                                                   AHP            DEPOSITARY
      COVERED)            COMPOSITE           NAREIT           S&P 500            COMMON            SHARES
 ------------------       ---------           ------           -------            ------          -----------
       12/92                100.00            100.00            100.00
        3/93                128.65            121.64            104.28
        6/93                133.41            118.15            104.82
        9/93                154.00            129.19            107.50
       12/93                139.14            119.65            109.99
        3/94                142.26            123.73            105.79
        6/94                139.59            126.01            106.23
        9/94                140.14            123.43            111.46
       12/94                121.34            123.45            111.43
        3/95                127.72            123.24            122.28
        6/95                138.49            130.49            133.88
     7/25/95                146.58            133.56            139.20            133.30             13.28
        9/95                154.33            136.63            144.52            143.31             11.02
       12/95                156.70            142.30            153.15            145.95             10.75
        3/96                168.49            145.53            161.35            156.03             12.46
        6/96                169.06            152.00            168.60            157.02             12.04
        9/96                170.45            161.95            173.81            158.78             11.67
       12/96                191.04            192.48            188.29            177.33             13.71
        3/97                203.56            193.82            193.34            186.63             16.93
        6/97                211.61            203.46            227.10            194.43             17.17
        9/97                208.86            227.50            244.11            193.66             15.20
       12/97                237.49            231.47            251.13            222.33             15.16

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth, as of February 17, 1998, information with respect to persons known by the Company to be beneficial owners of more than five percent of the shares of Common Stock. The Company is not aware of any person who is a beneficial owner of more than five percent of the Depositary Shares.

                                                                  SHARES OF
                          NAME OF                                COMMON STOCK
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED
                      ----------------                        ------------------
Franklin Resources, Inc.(1).................................      1,817,342
777 Mariners Island Blvd.
San Mateo, California 94404

---------------

(1) Represents 7.6% of the outstanding Common Stock on April 15, 1998. Includes beneficial ownership of (i) 1,482,500 shares of Common Stock owned directly by Templeton Global Advisors Limited, (ii) 272,842 shares of Common Stock owned directly by Templeton/Franklin Investment Services, Inc., (iii) 59,000 shares of Common Stock owned directly by Templeton Investment Management Limited and (iv) 3,000 shares of Common Stock owned directly by Franklin Management, Inc. Franklin Resources, Inc. ("FRI") is the parent holding company of Templeton Global Advisors Limited, Templeton/Franklin Investment Services, Inc., Templeton Investment Management Limited, and Franklin Management, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be beneficial owners of such shares; however, FRI and the Principal Shareholders disclaim beneficial ownership of these shares. This information is based solely on information contained in a Form 13-G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 26, 1998 and delivered to the Company.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Management -- Board Committees and Meetings." Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors for the current fiscal year subject to the approval of the shareholders of the Company. Arthur Andersen LLP have served as auditors of the Company since 1987. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shareholders are requested to approve, ratify and confirm the appointment of the accounting firm of Arthur Andersen LLP as the auditors and as independent public accountants for the Company for the year ended December 31, 1998.

     The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of the appointment of Arthur Andersen LLP as the auditors and independent public accountants for the Company for the year ended December 31, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR 1998.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1997 (the "Annual Report"), which includes financial statements for the year ended December 31, 1997, accompanies this proxy statement. Requests for additional copies of such report should be directed to Investor Relations, American Health Properties, Inc., 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111, Telephone (303) 796-9793.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than the matters stated in the notice of the Annual Meeting and described in this proxy statement. If other matters should properly come before the meeting, the Proxies will be voted in accordance with the best judgment of the persons acting under the Proxies, and discretionary authority to do so is included in the Proxy.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices on or before January 26, 1999 to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors,

                                            /s/ STEVEN A. ROSEMAN

                                            Steven A. Roseman
                                            Corporate Secretary

April 16, 1998

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PROXY                             COMMON STOCK
                        AMERICAN HEALTH PROPERTIES, INC.                   PROXY
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates and appoints Joseph P. Sullivan, Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on April 2, 1998 at the Annual Meeting of Shareholders to be held on May 22, 1998 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class II Directors for a three-year term expiring at the 2001 Annual Meeting the following nominees: Peter K. Kompaniez and Joseph P. Sullivan

[ ]FOR all nominees listed above                    [ ]WITHHOLD AUTHORITY to vote for all nominees listed above
   (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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2. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1998 fiscal year.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

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--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

                                            Dated                        ,1998
                                                 ------------------------

                                          ------------------------------------
                                                        (Signature)

                                          ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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                               DEPOSITARY SHARES

INSTRUCTION CARD        AMERICAN HEALTH PROPERTIES, INC.        INSTRUCTION CARD
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a registered holder of Psychiatric Group Depositary Shares, each representing one-tenth of a share of Psychiatric Group Preferred Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company"), hereby authorizes and directs the Depositary, through its nominee(s), to vote or to execute proxies to vote, as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on April 2, 1998 at the Annual Meeting of Shareholders to be held on May 22, 1998 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class II Directors for a three-year term expiring at the 2001 Annual Meeting the following nominees: Peter K. Kompaniez and Joseph P. Sullivan

[ ]FOR all nominees listed above                    [ ]WITHHOLD AUTHORITY to vote for all nominees listed above
   (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1998 fiscal year.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. In its discretion, the Depositary is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. DEPOSITARY SHARES WILL BE VOTED BY THE DEPOSITARY AS DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES FOR WHICH NO INSTRUCTIONS HAVE BEEN GIVEN.

   The undersigned hereby ratifies and confirms all that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

                                            Dated                         , 1998
                                                 ------------------------

                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

  PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

   IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 P.M. PDT ON MAY 21, 1998.

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PROXY/                                                                    PROXY/
INSTRUCTION                                                          INSTRUCTION
CARD                                                                        CARD








                        AMERICAN HEALTH PROPERTIES, INC.
     6400 South Fiddler's Green Circle,Suite 1800, Englewood, Colorado 80111

   The undersigned hereby (i) nominates and appoints Joseph P. Sullivan and Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on April 2, 1998 at the Annual Meeting of Shareholders to be held on May 22, 1998 or any adjournment thereof, and (ii) authorizes and directs the Depositary, through its nominee(s), to vote or execute proxies to vote as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on April 2, 1998 at the Annual Meeting of Shareholders to be held on May 22, 1998 or any adjournments thereof.


                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                                                     PLEASE MARK
                                                     YOUR VOTES AS  [ X ]
                                                     INDICATED IN
                                                     THIS EXAMPLE



  THIS PROXY/INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




                                                                       FOR               WITHHOLD
                                                                                         AUTHORITY
Proposal Number 1 - ELECTION OF DIRECTORS: To elect as
Class II Directors for a three-year term expiring at the 2001        [    ]                [    ]
Annual Meeting the following nominees:
Peter K. Kompariez and Joseph P. Sullivan

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


Proposal Number 2 - To approve the appointment of                   FOR       AGAINST    ABSTAIN
Arthur Anderson LLP as auditors and independent
public accountants for the Company's 1998 fiscal                   [    ]     [    ]      [    ]
year.


Proposal Number 3 - In their discretion, the proxies and Depositary are authorized to vote upon such other business as may properly come before the meeting.



-----------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. WHEN THIS PROXY/INSTRUCTION CARD IS PROPERLY EXECUTED, THE PROXIES WILL VOTE ALL SHARES OF COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED AND THE DEPOSITARY WILL VOTE ALL PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR EACH OF THE PROPOSALS, AND THE DEPOSITARY WILL ABSTAIN FROM VOTING SUCH PSYCHIATRIC GROUP PREFERRED STOCK.





                    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, and that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies and instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.











Signature_____________________________________________________________
Signature_______________________________________________________________
Dated: _______________________, 1998

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        American Health Properties, Inc.

                  6400 South Fiddler's Green Circle, Suite 1800
                            Englewood, Colorado 80111

                      YOUR VOTE IS IMPORTANT TO THE COMPANY


              PLEASE SIGN AND RETURN YOUR PROXY/INSTRUCTION CARD BY
                    TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

   IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 p.m. PDT on MAY 21, 1998.

                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111

                             ---------------------

                            INSTRUCTIONS TO BROKERS

     Enclosed please find proxy materials for the 1998 Annual Meeting of Shareholders of American Health Properties, Inc., which materials include a Notice of Annual Meeting of Shareholders, a Proxy Statement, a blue Proxy and a yellow Instruction Card. The Notice and Proxy Statement should be sent to each holder of American Health Properties, Inc. Common Stock (NYSE: AHE) and to each holder of American Health Properties, Inc. Psychiatric Group Depositary Shares (NASDAQ: AHEPZ). Proxy materials sent to holders of Common Stock should also include a blue Proxy, which is used solely to vote the Common Stock. Proxy materials sent to holders of Psychiatric Group Depositary Shares should also include a yellow Instruction Card, which is used solely to instruct the Depositary to vote the American Health Properties, Inc. Psychiatric Group Preferred Stock underlying the Psychiatric Group Depositary Shares.

     Please note that the Instruction Cards must be returned to the Depositary no later than 5:00 p.m. Pacific Daylight Time on May 21, 1998. To ensure that this deadline is met, please send all voting instructions by facsimile to ChaseMellon Shareholder Services, L.L.C., which acts as the Depositary for the Psychiatric Group Depositary Shares, at (201) 296-4142 or to Corporate Investor Communications, Inc. at (201) 804-8693 no later than 5:00 p.m. Eastern Daylight Time on May 21, 1998.